CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-291310 on Form S-6 of our report dated January 27, 2026, relating to the financial statement of FT 12697, comprising Vest Enhanced Large Cap Buffered 15 Portfolio, Series 35, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 27, 2026